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                                                                    EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 of our report on the audited financial statements of Roslin Bio-Med Limited dated April 15, 1999, included in Geron Corporation's Form 8-K filed on May 18, 1999, and amended on May 21, 1999 and June 29,1999, and to all references to our Firm included in this Form S-3 registration statement filed by Geron Corporation on October 27, 1999.



                                                   /s/ Arthur Andersen
                                                   -------------------
                                                   ARTHUR ANDERSEN



Edinburgh, Scotland

October 27, 1999